UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 22, 2018

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Worthington Industries, Inc. (“Worthington” or the “Company”) announced the following management changes, each of which is effective August 22, 2018.  Mark A. Russell, who was serving as President and Chief Operating Officer of the Company, retired.  B. Andrew (“Andy”) Rose was elected to serve as President of the Company, and will continue to serve as Chief Financial Officer of the Company.  Geoffrey G. Gilmore was elected Vice President and Chief Operating Officer of the Company and will also continue to lead the Pressure Cylinders business.

Mr. Rose, 48, joined Worthington in December 2008 as Vice President and Chief Financial Officer.  In July 2014, he was promoted to Executive Vice President-CFO in recognition of his expanding leadership role.  Before joining Worthington, Rose was a senior investment professional at MCG Capital Corporation, a publicly-traded company specializing in debt and equity investments in middle market companies.  From 2002 to 2007, he was a founding partner at Peachtree Equity Partners, L.P., a private equity firm backed by Goldman Sachs.  Mr. Rose has no family relationships with any of the current executive officers or directors of the Company.  Neither Mr. Rose nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Company or any of the Company’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Mr. Gilmore, 46, has been President-Worthington Cylinder Corporation since May 2016 and served as President of The Worthington Steel Company from August 2012 through May 2016.  From July 2011 to July 2012, he served as Vice President-Purchasing for Worthington.  From April 2010 to July 2011, he served as General Manager of The Worthington Steel Company’s Delta, Ohio facility and from June 2006 to February 2010, he served as Director of Automotive Sales for The Worthington Steel Company. Mr. Gilmore served in various other positions with the Company from 1998 to June 2006.  Mr. Gilmore has no family relationships with any of the current executive officers or directors of the Company.  Neither Mr. Gilmore nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Company or any of the Company’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Mr. Russell had been President and Chief Operating Officer of Worthington since August 2012.  He joined Worthington in February 2007, leading Worthington’s Steel Processing business as President.

A copy of the news release issued by Worthington (the “Release”) on August 22, 2018 announcing the management changes is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Russell’s retirement, Mr. Russell and the Company have agreed to the following:

  Mr. Russell will be subject to a covenant not to compete for two years from his August 22, 2018 retirement date.
  Mr. Russell will be paid an aggregate amount equal to $1,278,333 (which approximates his base salary plus his Fiscal 2019 Short-Term Incentive Plan (STIP) target award) over the next 12 months.
  If Mr. Russell’s calculated STIP award for Fiscal 2019 based on actual results were to exceed the target award (assuming Mr. Russell had remained employed by the Company), Mr. Russell will receive an amount equal to the excess on or about the regular payment date of the STIP awards for Fiscal 2019.
  The Company will pay or reimburse health care premiums to enable Mr. Russell and his enrolled dependents to continue the Company’s healthcare coverage under COBRA for 12 months.
  Except as provided above, the normal plan provisions applicable to termination of employment due to retirement will apply to Mr. Russell’s benefits and rights under the Company’s stock option, incentive compensation, deferred compensation, 401(k), and other benefit plans and programs.

Item 9.01. Financial Statements and Exhibits.

(a) – (c)  Not applicable.

(d)          Exhibits

Exhibit No.	Description
99.1	News Release issued by Worthington Industries, Inc. on August 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: August 22, 2018	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel & Secretary